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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement on Form S-3, relating to the registration of 4,961,539 shares of common stock, $.01 par value, of our report dated October 16, 1996, (except for Notes 1 and 8 which are as at January 15, 1997), on our audit of the combined financial statements of Laidlaw Solid Waste Management Group - Canadian Operations.



                                             Coopers & Lybrand
                                             Chartered Accountants


Hamilton, Canada
August 18, 1997